UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2014

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2014, Tumi Holdings, Inc. (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”). The proposals submitted to a stockholder vote at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 3, 2014. The results of such stockholder vote are set forth below.

Proposal No. 1: To elect two Class II directors of the Company:

Name	For	Withheld	Broker Non-Vote
Joseph R. Gromek	56,753,509	1,262,965	2,278,901
Michael J. Mardy	53,651,317	4,365,157	2,278,901

Proposal No. 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
53,366,285	4,640,029	10,160	2,278,901

Proposal No. 3: To approve, on an advisory basis, the frequency of future executive compensation advisory votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
55,834,961	7,102	2,159,555	14,856	2,278,901

Based on the results of the vote, and consistent with the Board of Director’s recommendation, the Company has determined to hold a non-binding advisory vote regarding executive compensation every year until the next required non-binding advisory vote on the frequency of holding future votes regarding executive compensation.

Proposal No. 4: To ratify the appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014, as set forth below:

For	Against	Abstain	Broker Non-Vote
60,117,121	175,854	2,400	—

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated: May 21, 2014	By:	/s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President and General Counsel